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                                                           EXHIBIT 10(cc)(2)

                                                           HI Benefits Committee

                         HOUSTON INDUSTRIES INCORPORATED
                                  SAVINGS PLAN

                (As Amended and Restated Effective July 1, 1995)


                                 Sixth Amendment


                  The Benefits Committee of Houston Industries Incorporated, having reserved the right under Section 10.3 of the Houston Industries Incorporated Savings Plan, as amended and restated effective July 1, 1995, and thereafter amended (the "Plan"), to amend the Plan, does hereby amend the Plan as follows:
                  1. Effective as of April 1, 1999, or such later date as prescribed by paragraph 2 hereof, Section 8.2 of the Plan is hereby amended in its entirety as follows:

                  "8.2 Diversification Election:

                      (a) Each Participant who has (i) completed at least ten years of participation in the Plan and the Prior Plan and (ii) attained age 55 (hereinafter, a "Qualified Participant") may elect within 90 days after the close of each Plan Year in the initial election period (as defined herein), to direct the investment of up to 25% of the sum of the balances in such Participant's ESOP Account and Employer Matching Account (to the extent such portion exceeds the amount to which a prior election to diversify under this Section 8.2(a) applies) into any or all Investment Funds with the exception of the HI Common Stock Fund, and such election shall be effective as of the last Valuation Date in March. In each Plan Year after the initial election period, the percentage shall be 50% instead of 25%. The initial election period means the five Plan Year period beginning with the first Plan Year in which the Participant first became a Qualified Participant.

                      (b) Each Participant may elect, once each calendar year in the manner and subject to such rules, procedures and overriding Plan limits as specified by the Committee, to direct the investment of up to 50% of the sum of the balances in the Participant's ESOP Account and Employer Matching Account which are attributable to Employer Contributions made with respect to periods on or after April 1, 1999 into any or all Investment Funds with the exception of the HI Common Stock Fund; provided, however, that at least 50% of the aggregate sum of the balances in the ESOP Accounts and Employer Matching Accounts of all Participants must be invested in Company Stock. Such election shall be effective as soon as reasonably practicable following receipt of the election to diversify, but in no event


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         shall the election be effective earlier than the close of business on the Valuation Date on which the election is received. Any amounts so diversified and reinvested may subsequently be directed by the Participant in the same manner as amounts in the Participant's After-Tax and Pre-Tax Contribution Accounts as described in Section 8.1, except that none of the amounts so diversified may be invested in the HI Common Stock Fund."

                  2. This Amendment shall not become effective unless and until
(i) the Internal Revenue Service issues a favorable determination letter indicating that the Amendment will not adversely affect the Plan's qualification under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") or the Plan's classification as an "Employee Stock Ownership Plan," as defined in
Section 4975(e)(7) of the Code, and (ii) the Benefits Committee (by formal written resolution) elects to implement the terms of the Amendment on or after April 1, 1999.

                  IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 29th day of April, 1999, but effective as of the date specified herein.

                                                 BENEFITS COMMITTEE OF
                                                 HOUSTON INDUSTRIES INCORPORATED



                                                 By LEE W. HOGAN
                                                 ----------------------------
                                                    Lee W. Hogan, Chairman

ATTEST:

ELIZABETH P. WEYLANDT
--------------------------------
Elizabeth P. Weylandt, Secretary